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                                                                    EXHIBIT 23.1

                       PINNACLE OIL INTERNATIONAL, INC.
                         INDEPENDENT AUDITORS' CONSENT

We consent to the in use of our report dated March 13, 1999 with respect to the consolidated financial statements of Pinnacle Oil International, Inc. included in this Annual Report on Form 10-K of Pinnacle Oil International, Inc. for the year ended December 31, 1998.


Deloitte & Touche LLP

Chartered Accountants
Calgary, Alberta